UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 17, 2018

DELEK US HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38142	35-2581557
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7102 Commerce Way Brentwood, Tennessee	37027
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (615) 771-6701

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 8.01    Other Events.

As previously disclosed, on April 14, 2015, Delek US Energy, Inc., a Delaware corporation (f/k/a Delek US Holdings, Inc.) (“Old Delek”), entered into a Stock Purchase Agreement (the “SPA”) with Alon Israel Oil Company, Ltd. (“Alon Israel”), providing for Old Delek’s acquisition of approximately 33.7 million shares of the common stock of Alon USA Energy, Inc. (“Alon USA”) then-owned by Alon Israel, representing an equity interest in Alon USA of approximately 48 percent. As part of the consideration for such common stock of Alon USA, Alon Israel was issued 6,000,000 restricted shares of Old Delek’s common stock, par value $0.01 per share (the “Old Delek Shares”). Pursuant to the SPA, Alon Israel granted Old Delek a right of first offer on the Old Delek Shares for a period of five years following the closing of the transactions contemplated by the SPA.

Also as previously disclosed, as of July 1, 2017, the registrant, Delek US Holdings, Inc., a Delaware corporation (f/k/a Delek Holdco, Inc.) (“Delek”), became the successor issuer to Old Delek pursuant to Rule 12g-3(c) under the Securities Exchange Act of 1934, as amended, pursuant to the transactions contemplated by an Agreement and Plan of Merger with Alon USA and the other parties thereto. As a result of this transaction, the Old Delek Shares were exchanged for restricted shares of Delek’s common stock, par value $0.01 per share (the “Delek Shares”).

Further, as previously disclosed, on December 29, 2016, the board of directors of Old Delek authorized the repurchase of up to $150.0 million in aggregate value of Delek Shares, from time to time in the open market or privately negotiated transactions, with such stock repurchase program not having an expiration date.

On January 16, 2018, Alon Israel delivered a ROFO Notice (as defined in the SPA) to Delek stating its intention to sell 2,000,000 Delek Shares in the open market and granting Delek the right of first offer at a price of $37.64 per share, as computed in accordance with the SPA. On January 17, 2018, Delek delivered a ROFO Election Notice (as defined in the SPA) to Alon Israel stating its intention to acquire the 2,000,000 Delek Shares from Alon Israel at a price of $37.64 per share (the “ROFO Transaction”). The closing of the ROFO Transaction occurred on January 23, 2018. Delek paid Alon Israel approximately $75.3 million for the Delek Shares. The ROFO Transaction is authorized under the stock repurchase program.

On January 23, 2018, Delek issued a press release announcing the closing of the ROFO Transaction pursuant to the stock repurchase program. A copy of the press release is filed as Exhibit 99.1 hereto.
Forward Looking Statements:

This communication may contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “estimate,” “intend,” “will,” “should,” and similar expressions, as they relate to Delek and its subsidiaries are intended to identify forward-looking statements. These statements reflect management’s current beliefs, assumptions and expectations and are subject to a number of factors that may cause actual results to differ materially. Delek does not assume any obligation to update any forward-looking statement as a result of new information or future events or developments, except as required by law.

Item 9.01.    Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)     Exhibits.

Exhibit No.	Description
99.1	Press Release, dated January 23, 2018.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 23, 2018	DELEK US HOLDINGS, INC.

/s/ Kevin Kremke
Name: Kevin Kremke
Title: EVP / Chief Financial Officer

EXHIBIT INDEX

Exhibit No.    Description

99.1        Press Release, dated January 23, 2018.